——————————————————————————————————————————————————
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

——————————
FORM 8-K
——————————

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024
——————————
1STDIBS.COM, INC.

(Exact name of registrant as specified in its charter)
——————————

Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue South, 10th Floor New York, New York 10010
(Address of principal executive offices, including zip code)

(212) 627-3929
(Registrant's telephone number, including area code)
——————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
——————————————————————————————————————————————————

Item 1.01    Entry into Material Definitive Agreement.

On June 3, 2024, 1stdibs.com, Inc. (the “Company”) entered into an agreement (the “Stock Repurchase Agreement”) to repurchase up to an aggregate of 2,982,446 shares of its common stock, $0.01 par value per share (“Common Stock”), from Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., and Insight Venture Partners IX (Co-Investors), L.P. (together, the “Sellers”), at a purchase price of $5.2021 per share, plus a commission of $0.025 per share, resulting in a total purchase price of $15,589,543.49 (the “Repurchase Transaction”). The Repurchase Transaction is being executed as part of the Company’s existing authority to repurchase up to an aggregate of $25.5 million of its Common Stock, as described below (the “Repurchase Program”). The Agreement contains customary representations, warranties, and covenants by the parties. The Repurchase Transaction is expected to be completed on or about June 7, 2024. Approximately $0.3 million is expected to remain available under the Repurchase Program following the Repurchase Transaction.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01    Other Events.

On June 3, 2024, the Company announced that the Board authorized an increase to the Company’s previously announced Share Repurchase Program of an amount not to exceed an additional $5.5 million of the Common Stock, for an aggregate authorized repurchase amount of $25.5 million. Immediately prior to the Repurchase Transaction, the Company had repurchased approximately $9.6 million of the Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements may be identified by terms such as “accelerate,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “focus,” “intend,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “progress,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology or similar expressions, although not all forward-looking statements may contain such terms. These forward-looking statements include, without limitation, statements regarding the following: the anticipated closing of the Repurchase Transaction; the Sellers’ anticipated beneficial ownership of the Common Stock after the Repurchase Transaction; the expected amount remaining available under the Repurchase Program following the Repurchase Transaction; and the execution of future share repurchase transactions under the Repurchase Program, including the basis for their timing, price, and volume. These forward-looking statements are based on the Company’s current expectations and projections about future events and various assumptions, and are not a guarantee that the Company will actually achieve the results, objectives, intentions, or expectations disclosed in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties or other assumptions, many of which are beyond the Company’s control, that may cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include but are not limited, those related to the following: the Company’s ability to execute the Repurchase Program; the Company’s liquidity position and financial performance; and macroeconomic conditions or geopolitical events or similar risks which may impact the Company’s performance. These forward-looking statements are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Accordingly, you should not place undue reliance on such forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1
Share Repurchase Agreement as of June 3, 2024 by and between 1stdibs.com, Inc., Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., and Insight Venture Partners IX (Co-Investors), L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David S. Rosenblatt
Dated: June 6, 2024	David S. Rosenblatt Chief Executive Officer